UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a party other than the Registrant	☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12

SELECT COMFORT CORPORATION (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 6, 2015, Shelly Ibach, President and Chief Executive Officer of Select Comfort Corporation (the “Company”), issued the following message to employees of the Company:

To:	All Sleep Number Brand Ambassadors
From:	Shelly Ibach, President and CEO, Sleep Number® setting 40, SleepIQ® score last night was 78
Date:	March 6, 2015
Re:	Proxy Update

Sleep Number filed its annual preliminary proxy materials today just after the market closed. Because our proxy includes a new piece of information, I wanted to provide you with an update.

One of our shareholders, Blue Clay Capital Partners CO III LP (together with its affiliates and related parties, “Blue Clay”), has notified Select Comfort of its intent to nominate two individuals for election to our Board of Directors, in opposition to the nominees recommended by our Board.

Select Comfort’s Board and management team are committed to acting in the best interests of the Company and all its shareholders. So, we carefully considered the credentials and experience of the Blue Clay nominees, as well as the Company’s criteria for the nomination of directors to the Board. Ultimately, our Board unanimously determined that the Blue Clay nominees would not be included in the Company’s slate of nominees at its 2015 Annual Meeting. As such, the issue could now be put to a vote at the annual meeting.

We will continue to provide updates on this topic as appropriate in the coming weeks. In the meantime, our company’s shareholders – including brand ambassadors who hold Select Comfort stock – are not required to take any action.

As you know, our Board of Directors is a highly qualified team that continues to provide significant value to the company as we advance our customer-driven innovation strategy. Through our strong growth, business model leverage, and efficient capital deployment we delivered a total shareholder return of 312 percent over the last five years.

Thank you for your ongoing commitment to our mission of improving lives by individualizing sleep experiences and your dedication to delivering on our 2015 priorities.

Sleep well, dream big.

IMPORTANT NOTE: The filing of our proxy statement may lead to inquiries from the media or other outside parties. If you receive inquiries please direct them to our external advisor Tim Lynch who will speak on the company’s behalf. Tim can be reached at (212) 895-8634.

Important Additional Information

Select Comfort Corporation, its directors and certain of its executive officers are participants in the solicitation of proxies from shareholders in connection with Select Comfort’s 2015 Annual Meeting of Shareholders. Select Comfort has filed a preliminary proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the 2015 Annual Meeting.  SELECT COMFORT SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of Select Comfort’s directors and executive officers and their respective interests in Select Comfort by security holdings or otherwise is set forth in Select Comfort’s preliminary proxy statement for the 2015 Annual Meeting of Shareholders, filed with the SEC on March 6, 2015.

This document, in addition to any definitive proxy statement (and amendments or supplements thereto) and other documents filed by Select Comfort with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at Select Comfort’s investor relations website at http://www.sleepnumber.com/investor-relations.  Copies may also be obtained by contacting Select Comfort’s Investor Relations Department by mail at 9800 59th Avenue North, Plymouth, Minnesota 55442 or by telephone at 763-551-7498.